Exhibit 10.67

SECOND AMENDMENT TO LEASE

     This Second Amendment to Lease (the “Second Amendment“) is made as of March 6, 2008 (“Execution Date”), by and between ARE – 1201 HARBOR BAY, LLC, a Delaware limited liability company, having an address at 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101 ("Landlord"), and AVIGEN, INC., a Delaware corporation, having an address at 1201 Harbor Bay Parkway, Alameda, California 94502 ("Tenant").

RECITALS

     A. Landlord and Tenant have entered into that certain Lease dated as of February 29, 2000, as amended by that certain First Amendment to Lease dated August 30, 2007 (“First Amendment”) (as amended, the “Lease“) for a portion of the building located at 1201 Harbor Bay Parkway, Alameda, California.

     B. Initially capitalized terms used but not defined herein shall have the meanings set forth in the Lease.

     C. Landlord and Tenant desire to amend the Lease to, among other things, release tenant from certain obligations related to the restoration of the Lucent Space in exchange for a payment to Landlord.

AGREEMENT

     Now, therefore, the parties hereto agree that the Lease is amended as follows:

1. Section 6. Section 6(b) of the Lease is hereby deleted in its entirety.

2. Section 12. The third sentence of Section 12 of the Lease is hereby deleted in its entirety.

3. Removal of Alterations. Notwithstanding anything set forth in the Lease to the contrary, Tenant shall have no obligation as of the expiration of the Base Term to remove any Alterations existing in the Premises as of the Execution Date (including any Disfavored Improvements).

4. Consideration. In consideration for this Second Amendment, Tenant shall pay to ARE – 1201 Harbor Bay, LLC the sum of TWO HUNDRED TEN THOUSAND DOLLARS ($210,000.00) (“Release Payment”) within five (5) business days of the Execution Date, by wire transfer or by certified or bank check payable to ARE – 1201 Harbor Bay LLC. This Second Amendment shall become effective upon receipt of the Release Payment. Tenant agrees that notwithstanding any assignment of the Lease by Landlord, Tenant shall pay the Release Payment to ARE – 1201 Harbor Bay LLC and not to any such assignee of Landlord.

5. Restoration Deposit. The Security Deposit and the Restoration Deposit are currently being held by Landlord in the form of a single letter of credit (“Existing LOC”). Upon receipt of the Release Payment and a substitute letter of credit in the amount of the Security Deposit, which substitute letter of credit satisfies all of the requirements of the Lease (“Substitute LOC”), Landlord shall return the Existing LOC to Tenant. Landlord acknowledges that, pursuant to the First Amendment, the Security Deposit will be reduced effective as of June 1, 2008 and Tenant may deliver a substitute letter of credit in connection therewith as set forth more particularly in the First Amendment.

6. Miscellaneous.

          (a) This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

          (b) This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

          (c) This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto. A facsimile signature shall be acceptable as an originally executed signature for all purposes of this Second Amendment.

          (d) Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively “Broker”) in connection with this Second Amendment. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Second Amendment.

          (e) Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

          (f) Landlord and Tenant each represent and warrant to the other that it has the full right, power and authority to enter into this Second Amendment and to carry out its respective obligations hereunder.

(Signatures on Next Page)

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

TENANT:

AVIGEN, INC.,
a Delaware corporation

By:	/s/ Andrew A. Sauter
Its:	Chief Financial Officer

LANDLORD:

ARE – 1201 HARBOR BAY, LLC,
a Delaware limited liability company

By:	ARE – QRS Corp.
a Maryland corporation

	By:	/s/ Eric S. Johnson
	Its:	AVP – Real Estate Legal Affairs